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Exhibit 1.1

THE COMPANIES ACT,1926

COMPANY LIMITED BY SHARES.

MEMORANDUM OF ASSOCIATION
OF
South African Pulp and Paper Industries, Limited.

        1.     The name of the Company is SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED.

        2.     The Registered Office of the Company will be situate in the Transvaal.

        3.     The objects for which the Company is established are:—

  (a)
  To manufacture pulp, paper, cardboard, refined salt, kindred materials and chemicals,together with any by-products associated therewith, and to take an exclusive licence to manufacture pulp in the Union of South Africa, certain British Colonies and foreign countries under certain letters patent and processes as described in the Agreement (and in the annexures thereto) referred to in Clause 3 of the accompanying Articles of Association, and in particular, with or without modification, to adopt. ratify, confirm and acquire the benefit of the said Agreement, and to enter into and conclude Agreements with or without modification in the terms of the draft Agreements attached thereto.

  (b)
  To buy, sell, dispose of, deal in, produce, purify and prepare for market pulp, cellulose pulp, paper, cardboard, refined salt, timber, wheat, wheat straw, grasses, water, power, gases, fertilisers, kindred materials, and chemicals, together with any by-products associated therewith, and to transport the same to any part of the world.

  (c)
  To accquire from the Government of the Union of South Africa or any Provincial Government or the Government of any British Colony or Protectorate, or any foreign country, or from any other authority or any Company or individual, the ownership in, or the lease of, or any other right or title of whatsoever sort or nature in and to any industrial stands, sites, water rights, plantations, electrical power, in Africa or elsewhere and either absolutely or conditionally and either solely or jointly with others, and generally to enter into any arrangement with any Government or authorities, supreme, municipal, local or otherwise, in Africa or elsewhere, that may seem conducive to the Company's objects or any of them, and to obtain from any such Government or authority any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

  (d)
  To purchase, take on lease or in exchange, hire or otherwise acquire any movable and immovable property, mining rights, water and other rights of every description in any country or place; and any interests therein and rights over the same, and any concessions, grants, rights, powers and privileges in respect thereof either absolutely or conditionally and either solely or jointly with others.

  (e)
  To apply for, purchase or otherwise acquire any contracts and concessions for or in relation to the construction, execution, carrying out, equipment, improvement, management, adrmnistration or control of public and private works and conveniences of all kinds and to undertake, execute,carry out, dispose of or otherwis turn to account the same.

  (f)
  To develop the resources of and turn to account any lands or any rights over or connected with land belonging to the Company, or in which the Company. is interested, and in particular by clearing, draining, fencing, planting, cultivating, building, improving, farming, quarrying, mining, irrigating and grazing, and by promoting immigration and emigration, and the establishment of towns, villages and settlements.

  (g)
  To carry out, establish, construct, maintain, improve, manage, work, control and superintend any roads, ways, trainways, bridges, reservoirs, watercourses, embankments, hydraulic works, electrical works, chemical works, printing works, stationery manufacturing works, mines, telephones, smelting works, furnaces, factories, warehouses and other buildings, works and conveniences, and to contribute to or assist in the carrying out, establishment, construction, maintenance, improvement, management, working, control or superintendence of the same.

  (h)
  To carry on business as timber merchants and sawmill proprietors, and to import and export timber and wood of all kinds.

  (I)
  To carry on the business of general merchants, in all its branches, including the purchase and sale of any merchandise of whatsoever nature, and to undertake, carry on and execute all kinds of commercial trading and other operations which may be capable of being conveniently carried on in connection with the objects of the Company.

  (j)
  To carry or any other business, whether manufacturing or otherwise, except the business of Stock and Share Brokers or Dealers, which may seem to the Company capable of being conveniently carried on in connection with any of the above specified objects, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

  (k)
  To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, concessions and the like, conferring an exclusive or non-exclusive or limited right to use any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated, directly or indirectly, to benefit this Company, and to use, exercise, develop, grant licences in respect of, or otherwise turn to account the property, rights and information so acquired.

  (I)
  To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person or company carrying on business which this Company is authorised to carry on or possessed of property suitable for the purpose of the Company.

  (m)
  Generally to purchase, take on lease or in exchange, hire or otherwise acquire any movable or immovable property, any rights or privileges which the Company may think necessary or convenient with reference to any of these objects, or capable of being profitably dealt with in connection with any of the Company's property or rights for the time being, and in particular any land, building, easements, licences. Patents, machinery, rolling stock, plant and stock-in-trade, and to pay for any such property, rights or privileges either in cash, shares, debentures or securities of the Company, or partly in cash and partly in such shares, debentures or securities or otherwise.

  (n)
  To establish, manage and assist chemical and assaying laboratories for analytical and testing purposes, particularly for analysing and testing the valuable substances specified or referred to in this clause.

  (o)
  To enter into partnership or into any arrangements for sharing profits, union of interests, joint adventure, reciprocal concessions or co-operation with any person or company carrying on or engaged in or about to carry on or engage in any business or transactions which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as to directly or indirectly benefit this Company, and to guarantee the issue of, take or otherwise acquire and hold shares or stock in, or securities of, and to subsidise or otherwise assist any company, and to sell, hold, re-issue with or without guarantee, or otherwise deal with such shares, stock or securities.

  (p)
  To establish and support, or to aid in the establishment and support of associations, institutions, clubs, hospitals, trust funds, or conveniences calculated to benefit employees or ex-employees of the Company or the dependents or connections of such persons, and to make donations to any persons and for any purposes, and to grant pensions and allowances and to make payments towards insurance, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition, or for any public, general or useful object.

  (q)
  To sell the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares or debentures, debenture stock or other securities of any other company having objects altogether or in part similar to those of this Company.

  (r)
  To sell, improve, manage, develop, exchange, enfranchise, lease, mortgage, dispose of, turn to account or otherwise deal with all or any part of the property or rights of the Company.

  (s)
  To promote or assist in promoting any company or companies for the purpose of its or their acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

  (t)
  To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

  (u)
  To buy, subscribe for or otherwise acquire, issue, place, sell or otherwise deal in stocks, shares, bonds, debentures and securities of any Company and in particular of companies having objects altogether or in part similar to those of this Company.

  (v)
  To lend money at interest on the security of land, buildings, stocks, shares, securities and merchandise and generally to lend and advance money to any persons or companies without security, or upon such securities and terms and subject to such conditions as may seem expedient.

  (w)
  To borrow or raise money in such manner as the Company may think fit, and in particular by the issue of debentures or debenture stock or perpetual annuities, and, in security of such money so borrowed or raised, to mortgage, pledge or charge the whole or any part of the property, assets or revenue of the Company, present or future (including its uncalled capital), by special assigament or otherwise, or to transfer or convey the same absolutely or in trust, and to give the lenders powers of sale and other usual and necessary powers.

  (x)
  To promote and aid in the promotion of measures for the protection and advancement of the paper, stationery, printing, chemical and other industries, townships, forestry, agriculture, land companies and other ventures in the Union of South Africa and elsewhere, and to promote and oppose legislative and other measures affecting the said matters, and to apply any part of the Company's funds for such purposes.

  (y)
  To distribute, by way of dividend or bonus, amongst the members such specific assets belonging to the Company as may be determined by the Company and in particular shares, stocks, debentures or securities of any other company held by or otherwise belonging to the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

  (z)
  To make, draw, accept, endorse, discount, execute, issue or otherwise dispose of bills of exchange, promissory notes, debentures, bills of lading, warrants and other negotiable or transferable instruments or securities.

  (z1)
  To give any guarantee for the payment of money or the performance of any undertaking or condition in relation to debentures, debenture stock, bonds, obligations, shares, stocks, loans, investments, and other securities placed, made or effected through the Company's agency or in which the Company may be in any wise interested, or which it may be deemed expedient in the Company's interest to guarantee, and also to guarantee the performance of any contract or obligation of any company, corporation, authority, firm or person in which the Company is interested in such manner and on such terms as may be considered desirable in the interests of the Company.

  (z2)
  To open and keep a branch or foreign register or registers of shares in London, New York or elsewhere, and to allocate any number of shares in the Company to such register or registers, and also to close such register or registers as may from time to time be determined; and to procure the Company to be registered or recognised in any part of the world.

  (z3)
  To pay all expenses of and incidental to the registration and promotion of the Company, and to remunerate any person for services rendered or to be rendered in placing or assisting to place any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

  (z4)
  To do all or any of the above things in any part of the world, and either as principals, agents, trustces, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, subcontractors, trustees or otherwise.

  (z5)
  To do all such other things as are incidental or which the Company may think conducive to the attainment of the above objects, and so that the word "Company" in this clause shall, except when used with reference to this Company, be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the Union of South Africa or elsewhere, and so that the objects specified in each paragraph of the clause shall, except when otherwise expressed in such paragraph, be regarded as independent objects and shall be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

        4.     The liability of the Members is limited.

        5.     The Share Capital of the Company is Seven hundred and fifty thousand Pounds (£750,000) divided into One million five hundred thousand (1,500,000) shares of 10s. each, with power to divide the shares in the original or any increased capital into several classes, and to attach thereto respectively any preferential, qualified, special or deferred rights, privileges or conditions.

        WE, the several persons whose names, addresses and occupations are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

Signatures of Subscribers.	Full Names and Addresses of Subscribers.	Occupations of Subscribers.	Number of Shares Taken by.Each Subscriber.

        DATED this                        day of                         ,1936

        Witness to the signatures on this and the preceding page:

    Signature:

    Full Names

    Occupation:

    Address:

THE COMPANIES ACT, 1926

SPECIAL RESOLUTIONS

OF

SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED.
 (Incorporated in the Union of South Africa)

      Notice of Meeting given to Members—10th September, 1949.

      Passed 4th October, 1949.

        RESOLVED

        (a)
        That the capital of the Company be and it is hereby increased from the sum of Seven Hundred and Fifty Thousand Pounds (£750,000) divided into One Million, Five Hundred Thousand (1,500,000) shares of Ten Shillings (10s.) each to the sum of One Million Pounds (£1,000,000) divided into Two Million (2,000,000) shares of Ten Shillings (10s.) each by the creation of Five Hundred Thousand (500,000) new shares of Ten Shillings (10s.) each.

        (b)
        That the Articles of Association of the Company be altered in regard to the maximum number of Directors by deleting from Article 92 the word "seven" and substituting therefor the word "nine".

For and on behalf of

SOUTH AFRICAN PULP & PAPER INDUSTRIES, LIMITED

Chairman.
UNION CORPORATION, LIMITED.
Secretaries.
per

THE COMPANIES ACT, 1926

SPECIAL RESOLUTIONS

OF

SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED.
 (Incorporated in the Union of South Africa)

      Notice of Meeting given to Members—8th November, 1950.

      Passed 7th December, 1950.

        RESOLVED

That the Capital of the Company be and it is hereby increased from the sum or One Million Pounds (£1,000,000) divided into Two Million (2,000,000) shares or Ten Shillings (10s.) each to the sum of One Million Seven Hundred and Fifty Thousand Pounds (£1,750,000) divided, into Three Million Five Hundred Thousand(3,500,000) shares of Ten Shilling (10s.) each by the creation of One Million Five Hundred Thousand (1,500,000) new shares of Ten Shillings (10s.) each.
UNION CORPORATION, LIMITED.
Secretaries.
per

THE COMPANIES ACT, 1926, AS AMENDED

SPECIAL RESOLUTION

OF

SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED.
 (Incorporated in the Union of South Africa)

Notice of Meeting given to Members	:	9th March, 1955.
Passed	:	29th April, 1955.

        RESOLVED

That it shall not be necessary for the Company to comply with the provisions of Sub-section 9 of Section 70 quin of the Companies Act, 1926, as amended, and accordingly that the return referred to therein be dispensed with.

UNION CORPORATION, LIMITED.
Secretaries.
per

The Companies Act, 1926, as amended

S P E C I A L  R E S O LU T I O N

of

SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
(Incorporated in the Union of South Africa)

Notice of meeting given to members	:	20th April, 1961
Passed	:	25th May, 1961

RESOLVED

        That the authorised capital of the Company be, and it is increased from the sum of R3,500,000 (Three million, five hundred thousand rands) divided into 3,500,000 (Three million, five hundred thousand) shares of R1.00 (One rand) each, to the sum of R9,000,000 (Nine million rands), divided into 9,000,000 (Nine million) shares of R1.00 (One rand) each, by the creation of 5,500,000 (Five million, five hundred thousand) new shares of R1.00 (One rand) each.

For and on behalf of
SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
UNION CORPORATION, LIMITED. Secretaries.
per

The Companies Act, 1926, as amended

S P E C I A L  R E S O LU T I O N

of

SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
(Incorporated in the Republic of South Africa)

Notice of meeting given to members	:	16th August, 1963
Passed	:	9th September, 1963

RESOLVED

        That the authorised capital of the Company be, and it is increased from the sum of R9,000,000 (nine million rands) divided into 9,000,000 (nine million) shares of R1 (one rand) each to the sum of R12,000,000 (twelve million rands) divided into 12,000,000 (twelve million) shares of R1 (one rand) each, by the creation of 3,000,000 (three million) new shares of R1 (one rand) each.

For and on behalf of
SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
UNION CORPORATION, LIMITED. Secretaries.
per

The Companies Act, 1926, as amended

S P E C I A L  R E S O L U T I ON

of

OUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
(Incorporated in the Republic of South Africa)

Notice of meeting given to members	:	28th August, 1964
Passed:		12th October, 1964

RESOLVED

        That the authorised capital of the Company be, and it is increased from the sum of R12,000,000 (twelve million rands) divided into 12,000,000 (twelve million) shares of R1.00 (one rand) each to the sum of R24,000,000 (twenty-four million rands), divided into 24,000,000 (twenty-four million) shares of R1.00 (one rand) each, by the creation of 12,000,000 (twelve million) new shares of R1.00 (one rand) each.

For and on behalf of
SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
UNION CORPORATION, LIMITED. Secretaries.
per

The Companies Act, 1926, as amended

S P E C I A L  R E S O L U T I ON

Of

SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
(Incorporated in the Republic of South Africa)

Notice of meeting given to members	:	24th March, 1965
Passed:		15th April, 1965

RESOLVED

        That the authorised capital of the Company be and it is increased from the sum of R24,000,000 (twenty-four million rands) divided into 24,000,000 (twenty-four million) shares of R1 (one rand) each to the sum of R28,000,000 (twenty-eight million rands) divided into 28,000,000 (twenty-eight million) shares of R1 (one rand) each by the creation of 4,000,000 (four million) new shares of R1 (one rand) each,

For and on behalf of
SOUTH AFRICAN PULP AND PAPER INDUSTRIES, LIMITED
UNION CORPORATION, LIMITED. Secretaries.
per

Published under Government Printer's Copyright Authority No. 236 dated 20th July 1939. Form 894. Hortors Uitgegee Kragtens Kopiereg-outoriteit No. 236 gedateer 20 Julie 1939 van die Staatsdrukker Vorm 894.—Hortors Beperk, Johannesburg

THE COMPANIES ACT, 1926
(AS AMENDED)

DIE MAATSKAPPYWET, 1926
(SOOS GEWYSIG)

SPECIAL RESOLUTION
SPESIALE BESLUIT

of

van
	SOUTH AFRICAN PULPAND PAPER INDUSTRIES,	Limited

Beperk
Notice of Meeting given to Members	16th March, 1973
Lede in kennis gestel van vergadering	(Here insert date/Vul datum hier in)
Passed	30th April, 1973
Aangeneem	(Here insert date/Vul datum hier in)
Here state contents of resolution/Gee hier die inhoud van die besluit.
The subject to the approval of the Registrar of Companies, The name of the Company be changed to "SAPPI Limited," with effect from 1st August 1973.
UNION CORPORATION, LIMITED. Secretaries.
per
Signature/Handtekening

FORM CM 1

REPUBLIC OF SOUTH AFRICA
COMPANIES ACT, 1973
SPECIAL RESOLUTION FOR REDUCTION OF SHARE CAPITAL
(Section 87(1))
(To be lodged in duplicate)

Registration No. of company UC. 8963	Revenue stamp or revenue franking machine impression R10

Name of Company	SAPPI LIMITED

Date of notice of meeting given to members	19th March 1975	(Copy of notice of meeting
attached)
Date of passing special resolution	14th April 1975	(Consent CM25 to be attached
if less than 21 days' notice given)
1.
The company has by special resolution RESOLVED to reduce the capital of the company as follows:

Existing share capital	Particulars of proposed reduction of capital	Resultant share capital of the company after reduction

Total authorised capital
R 28 000 000	R 6 812 445	R 28 000 000

Total issued capital R 34 062 227 including share	R -	R -
premium

Class of shares	Number of shares		Nominal amount of each share*	Number of shares	Nominal amount of each share*	Number of shares		Nominal amount of each share

	Authorised	Issued				In reserve	Issued
	28 000 000	27243782	R1,00	-	-	-	-

*State whether par value (PV) or no par value (NPV).

Share premium account Before reduction	Amount of reduction	Amount of share premium account after reduction
R 6 812 445	R 6 812 445	R NIL
2.
The reduction will be effected in the following manner By the elimination of the whole of the share premium account of R6 812 445 and the transference thereof to the capital reserve account of the company

3.
It was further resolved to *apply / ~~not apply~~ to the Court for the reduction to be confirmed.

4.
It was further resolved that the reduction of capital would take effect on                          19    /subject to confirmation by the Court.

*Delete whichever is not applicable. UNION CORPORATION LIMITED

Secretaries
Date 14th April 1975	Signature	per

Rubber stamp of company, if any, or of secretaries.
To be completed by the company.

Special resolution for the reduction of share capital, passed                          19

Registration No. of company UC. 8963	Special resolution registered this day

Name of company SAPPI LIMITED	Registrar of Companies
Date stamp of Companies
Registration Office

Not valid unless stamped by the Registrar of Companies.

REPUBLIC OF SOUTH AFRICA COMPANIES ACT, 1973	FORM CM26
SPECIAL RESOLUTION [Section 200] (To be lodged in duplicate)
Registration No. of company U.C. 8963
Name of Company	SAPPI LIMITED

Date notice given to members _______ 19th March 1975 Date resolution passed 14th April, ____________ 1975 ____

        Special Resolution passed in terms of ~~section ____________ of the Act/*paragraph ____________ of the memorandum~~ /*article _______ 57 _______ of the articles.

        Copy of notice convening meeting attached. Consent to waive period of notice meeting (CM 25) ~~attached~~/*not attached.

CONTENTS OF RESOLUTION
(Use reverse side if necessary)

Resolved:
That, subject to confirmation by the Supreme Court, the share premium account of the Company amounting to the sum of R6 812 445 is hereby eliminated and that such sum be transferred to the-capital reserve account of the Company.

Rubber stamp of company, if any or of secretaries

UNION CORPORATION LIMITED Secretaries.
Date 14 April, 1975	Signature	per
~~Director /Secretary/Manager~~
Name(in block capitals PHURST

*Delete whichever not applicable
To be completed by company.

Herewith copy of special resolution as registered

Registration No. of company U.C. 8963	Special resolution registered this day

Date stamp of companies Registration Office

Registrar of Companies
Name of company	SAPPI LIMITED

Postal address

Not valid unless stamped by Registrar of Companies

Reproduced under Government Printers Copyright Authority No. 5079 or 3/1/74
Supplied by Alex White & Co. (Pty) Ltd., Printers & Stationers, P O Box 4886, Telephone 838-2641, Johannesburg

*Order of Cour for registration	Order of Court has this day been registered

Registration No. of company U.C. 8963	Date stamp of Companies Registration Office

Registrar of Companies

Name of company
SAPPI LIMITED
Postal address	Spoor and Fisher P O Box 454 RETORIA 0001

Not valid unless stamped by Registrar of Companies

REPUBLIC OF SOUTH AFRICA COMPANIES ACT, 1973	FORM CM26
Special resolution Section 200 (To be lodged in duplicate)
Registration No. of company UC. 8963
Name of Company	SAPPI LIMITED

Date notice given to members _______ 10th September 1976 Date resolution passed 7th October, 1976 ____

        Special Resolution passed in terms of section 75 of the Act/*~~paragraph ____________ of the memorandum /*article _______ 57 _______ of the articles.~~

Copy of notice convening meeting attached.
Consent to waive period of notice meeting (CM 25) ~~attached~~/*not attached.

CONTENTS OF RESOLUTION (Use reverse side if necessary)

  The condition precedent to the registration of this special resolution is that the company acquires the interests of Union Corporation Limited in KCSA Holding (Proprietary) Limited and Carlton Paper Corporation Limited in consideration for the issue of new shares in this company and exchange of this company's holdings in African Coasters Holdings Limited and Venus Timbers Limited, having the resu that KCSA Holdings (Proprietary) Limited and Carlton Paper Corporation Limited will become subsidiaries of Sappi Limited.

  Resolved

  That subject to the condition precedent abovementioned having been complied with the authorised capital of the company be and it is hereby increased from R28 000 000 divided into 28 000 000 shares of R1 each, to R29 370 600 divided into 29 370 600 shares of R1 each, by the creation of 1 370 600 shares of R1 each ranking pari passu in all respects with the existing shares of R1 each of the company.

UNION CORPORATION LIMITED

Rubber stamp of company, if any or of secretaries	Secretaries

Date 7th October, 1976	Signature
Director Secretary Manager
	Name	(in block capitals) P HURST

*Delete whichever not applicable.

To be completed by company.	Special resolution registered this day
Herewith copy of special resolution as registered

Registration No. of company U.C. 8963
Registrar Companies 29-10-1976
Name of company
SAPPI LIMITED
Postal address	Spoor and Fisher P O Box 454 PRETORIA 0001

Not valid unless stamped by Registrar of Companies

SAPPI LIMITED

ARTICLES OF ASSOCIATlON

        I certify that these are the new articles of association which were adopted in terms of a special resolution passed at a general meeting of the company on 4 March 1999.

E van As

By:	/s/ E van As
Chairman

4 March 1999

REPUBLIC OF SOUTH AFRICA

COMPANIES ACT, 1973, AS AMENDED

ARTICLES OF ASSOCIATION OF A COMPANY HAVING
A SHARE CAPITAL NOT ADOPTING SCHEDULE 1
(Section 60(1); regulation 18)

Registration No. of Company

05/08963/06

SAPPI LIMITED
("the company")

        The articles of Table A contained in Schedule 1 to the Companies Act, 1973, as amended, shall not apply to the company.

        The articles of the company are as follows

1      INTERPRETATION

        In the interpretation of these articles and unless the subject or context otherwise requires—

1.1
the following words and expressions shall have the following meanings—

1.1.1
"Act"        the Companies Act, 1973, as amended or re-enacted and for the time being in force, including any regulations framed thereunder and for the time being in force;

1.1.2
"articles"        the articles of association for the time being of the company;

1.1.3
"uauthorised representative"        a person authorised in the manner prescribed by the Act to act as the representative of a company or other legal entity at any general meeting of the company;S188(1)

1.1.4
"capital"        the share capital of the company;S74

1,1.5
"legal representative"        any person who has submitted the necessary proof of his appointment as—S103(3)

1.1.5.1
an executor of the estate of a deceased member or trustee, curator or guardian of a member whose estate has been sequestrated or who is otherwise under disability;

1.1.5.2
the liquidator of any member which is a body corporate in the course of being wound up; or

1.1.5.3
the judicial manager of any member which is a company under judicial management;

1.1.6
"memorandum"        the memorandum of association for the time being of the company;

1.1.7
"office"        the registered office for the time being of the company;

1.1.8
"person"        includes any body of persons whether or not incorporated under any law of any country;

1.1.9
"Republic"        the Republic of South Africa;

1.1.10
"sign"        includes the reproduction of a signature by lithography, printing, or any kind of electronic or mechanical process, and "signature" has a corresponding meaning;

1.1.11
"transfer office"        the office of the transfer secretary for the time being of the company;

1.2
words importing any gender include the other genders and words importing the singular number include the plural, and vice versa;

1.3
any word or expression which is defined in the Act and which is not otherwise defined in these articles shall have the meaning assigned thereto in the Act as in force at the date of registration of the special resolution adopting these articles.

2      GENERAL

2.1
These articles shall authorise the company to do anything which the Act empowers a company to do if so authorised by its articles, unless that authority is expressly excluded.

2.2
Save to the extent otherwise provided by these articles, the provisions of the articles in force immediately prior to the adoption of these articles shall continue to regulate any matter to the exclusion of these articles which, by the provisions of the Act, continues to be regulated by the law relating to companies as it existed immediately prior to the coming into operation of the Act.

3      HEADINGS AND REFERENCES

        These articles are to be construed as not including—

3.1
the headings to articles; and

3.2
references in the left-hand margins to—

3.2.1
sections of the Act designated by the letter "S"; and

3.2.2
articles in these articles designated by the letter "A"; which are for information only.

4      ISSUE OF SHARES

        Subject to the provisions of the Act and of the memorandum and the articles, and without prejudice to any right previously conferred on the holder of an issued share, a general meeting or the directors with the prior approval of a general meeting by resolution may issue—

4.1
any shares with or without any preferred, deferred or other special right or restriction, in regard to dividends, voting, return of capital or otherwise;S221

4.2
preference shares which are, or at the option of the company are liable to be redeemed on such terms and conditions as may be determined by that resolution, and by similar resolution but subject to the provisions of these articles, may amend or add to such terms and conditions.S98

5      PREFERENCE SHARES

        Should there be any issued preference shares in the capital, the issue of further shares ranking in priority to or pari passu with those preference shares shall be deemed to be a variation of the rights attached to those preference shares which adversely affects those rights.

6      INTEREST AND COMMISSION

        Subject to the provisions of the Act, the company may pay a commission, not exceeding 10% to any person in consideration for his subscribing or agreeing to subscribe or for procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares of the company. With the prior sanction of the company in general meeting such commission may be paid or satisfied in cash or in shares or debentures. The company in general meeting may direct that such commission may be satisfied by the issue of shares on such terms and conditions as the directors may decide. The company or the directors on its behalf may also on any issue of shares pay such brokerage as may be lawful.

7      CERTIFICATES

        Subject to the provisions of the Act, certificates shall be issued under the authority of the directors in such manner and form as the directors may determine from time to time, provided that—S94, S95, S96, S125, S126, S140

7.1
any member shall be entitled to require more than one certificate in respect of shares registered in his name;

7.2
if any certificate is defaced, lost or destroyed, it may be replaced on such terms if any as the directors may determine in relation to the company being indemnified in respect of any loss or expense of any nature which it may incur pursuant to the replacement of any such certificate.

8      JOINT HOLDERS OF SHARES

8.1
Where two or more persons are registered as the holders of any share they shall be deemed to hold that share jointly.

2

8.2
Notwithstanding anything to the contrary in these articles, on the death, sequestration, liquidation or legal disability of any one of such joint holders the remaining joint holders may be recognised, at the discretion of the directors, as the only persons having title to such share.

8.3
Any one of such joint holders may give effectual receipts for any dividends, bonuses or returns of capital or other accruals payable to such joint holders.

8.4
Only the joint holder whose name stands first in the register shall be entitled to delivery of the certificate relating to that share, or to receive notices from the company. Any notice given to such joint holder shall be deemed to be notice to all the joint holders.

8.5
Any one of the joint holders of any share conferring a right to vote may vote either personally or by proxy at any meeting in respect of such share as if he were solely entitled thereto. If more than one of such joint holders is present at any meeting, either personally or by proxy, the joint holder who tenders a vote and whose name stands in the register before the other joint holders who are present in person or by proxy shall be entitled to vote in respect of that share.

8.6
The company shall not be bound to register more than four persons as the joint holders of any shares except in the case of legal representatives.

9      TRANSFER OF SHARES

9.1
The instrument of transfer of shares shall be in writing in any usual common form or in such form and signed in such manner as the directors shall from time to time determine.S133(2)

9.2
Every instrument of transfer of shares shall be left at the transfer office accompanied by the certificate of the shares to be transferred and/or such other evidence as the company may require to prove the title of the transferor or his right to transfer the shares. Any authority to sign transfer deeds granted by a member for the purpose of transferring shares which may be lodged, produced or exhibited with or to the company at the transfer office shall be deemed to remain in full force, and the company may allow the same to be acted upon, until written notice of revocation thereof is lodged at the transfer office. Even after the lodging of such notice, the company may give effect to any instrument signed under the authority to sign and certified by any officer of the company as being in order before the lodging of such notice.

10    LEGAL REPRESENTATIVES

10.1
A legal representative (not being one of several joint holders) shall be the only person recognised by the company as a member or having any title to a share registered in the name of the member whom he represents.S103(3)

10.2
A legal representative shall be entitled to be registered as a member nomine officio in respect of any share registered in the name of any member whom he represents or to transfer any such share to himself or any other person provided that—S103(3)

10.2.1
in any of such cases the directors shall have the same right, if any, to decline or suspend registration as they would have had in the case of a transfer of the share by the member in whose name it is registered;

10.2.2
should any legal representative fail to elect either to be registered as a member or to transfer any such share to himself or any other person within ninety days after the directors have given him notice requiring him to do so, the directors shall be entitled to withhold any dividends, bonuses, return of capital or other accruals in respect of such share until such notice has been complied with.

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11    TRUSTS IN RESPECT OF SHARES

        The directors may in their discretion record in the company's register of members that any share is held in trust or by a nominee and for whom that share is so held.S104

12    ALTERATION OF CAPITAL

        Subject to the provisions of the Act the company may,—

12.1
increase, consolidate, divide, sub-divide or cancel all or any part of its capital;S75

12.2
reduce its capital, any capital redemption reserve fund, or any share premium account;S76, S83, S84, S98(1)(b)

12.3
convert any of its shares, whether issued or not, into shares of another class;S75

12.4
convert all or any of its paid-up shares into stock and re-convert such stock into paid-up shares;S100

12.5
convert any shares having a par value into shares having no par value and vice versa.S75

13    FRACTIONS OF SHARESS75

        If, on any capitalisation issue or consolidation of shares, members but for the provisions of this article, would become entitled to fractions of shares, the directors shall be entitled to sell the shares resulting from the aggregation of such fractions on such terms and conditions as they deem fit for the benefit of the relevant members. Any director shall be empowered to sign any instrument of transfer or other instrument necessary to give effect to such sale.

14.   VARIATION OF RIGHTS

14.1
Subject to any right or restriction under which shares are held, the rights or restrictions attached to all or any shares of any class may be amended, modified, varied or cancelled by a general, meeting, provided that no such amendment, modification, variation or cancellation which directly or indirectly adversely affects those rights or restrictions shall be effected without—S102

14.1.1
the written consent or ratification of the holders of at least three-quarters of the shares in question, or

14.1.2
the approval of or ratification by a resolution passed at a separate general meeting of the holders of the shares in question in the same manner, mutatis mutandis, as a special resolution. The provisions of these articles relating to general meetings shall apply to any such separate general meeting, except that a quorum at any such general meeting shall be three persons holding or representing by proxy at least 40% of the issued shares of the class in question, provided that if a quorum is not so present the meeting shall be adjourned to the same day (or if that day is a public holiday, the next business day) in the next week at the same time and place and the members present or represented at the meeting to which the adjournment takes place shall constitute a quorum.

14.2
Unless otherwise provided by the terms of issue or by the articles, any right or restriction attached to all or any class of shares shall be deemed not to be directly or indirectly adversely affected by—

14.2.1
the creation or issue of any other shares ranking pari passu with (but not in priority to) any such shares already issued by the company;

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14.2.2
the cancellation in terms of the Act of any shares of any class in the capital, other than the class of shares which is being cancelled.

15    GENERAL MEETINGS

15.1
General meetings shall be held in accordance with the provisions of the Act at such times and places as may be determined by the directors. The notice of a general meeting shall state the place, day and hour of, and the nature of the business to be transacted at the general meeting. A copy of every notice shall be posted to the General Manager of the Johannesburg Stock Exchange. The accidental omission to do so will not invalidate any resolution passed at any such meeting.S179, S187

15.2
A member shall be entitled to appoint a proxy to attend, speak and, on a poll, to vote in his stead at any general meeting in accordance with the Act.S189

16    PROCEEDINGS AT GENERAL MEETINGS

16.1
Unless a general meeting determines that there shall be a greater quorum, a quorum for a general meeting shall be three.S190

16.2
Should a quorum not be present within ten minutes after the appointed time for a general meeting, the general meeting, if convened by or on a requisition of members, shall be dissolved and in any other case shall stand adjourned to the same day (or if that day is a public holiday, the next business day) in the next week at the same time and place, and the members present or represented at the meeting to which the adjournment takes place shall constitute a quorum.S184, S190

16.3
The chairman or, failing him, a deputy chairman of the directors(or if more than one of them is present and willing to act, the most senior of them) shall be the chairman of each general meeting, provided that if no chairman or deputy chairman is present and willing to act, the members present shall elect one of the directors or, if no director is present and willing to act, a member, to be chairman of that general meeting.S191

16.4
The chairman if a member shall have a casting vote and if not shall not have a casting vote.

16,5
If obliged to do so in terms of the Act, the chairman of a general meeting shall, and may in his discretion in any other circumstance adjourn that general meeting from time to time.S192

16.6
Subject to the provisions of the Act, it shall not be necessary to give notice of any adjournment of a general meeting.S192

16.7
No business shall be transacted at the resumption of any adjourned general meeting other than the business left unfinished at the general meeting from which the adjournment took place.

16.8
Subject to any restriction as to voting to which any member or share may be subject, a member who is present—S188(3), S193 to S197

16.8.1
in person, by authorised representative or by proxy shall have one vote on a show of hands;

16.8.2
in person, by authorised representative or by proxy shall, on a poll, have that proportion of the total votes in the company which the aggregate amount of the nominal value of the shares held by that member bears to the aggregate of the nominal value of all the shares issued by the company.

16.9
At any general meeting a resolution put to the vote shall be decided by a show of hands unless a poll is demanded (on or before the declaration of the result of a show of hands)—

16.9.1
by the chairman of the meeting, or

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16.9.2
by not less than five members having the right to vote at that meeting; or

16.9.3
by a member or members representing not less than 10% of the total voting rights of all the members having the right to vote at the meeting; or

16.9.4
in accordance with the provisions of the Act.S198

16.10
On a show of hands at a general meeting a declaration by the chairman as to the result of the voting on any particular resolution and an entry to that effect in the minutes shall be conclusive proof of that result, without proof of the number or proportion of votes recorded in favour of or against or as abstaining from voting on such resolution.S199(4), S204, S205

16.11
If a poll is demanded at a general meeting—

16.11.1
It shall be taken at such time and in such manner as the chairman of the general meeting directs;

16.11.2
the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded;

16.11.3
the demand shall not preclude the general meeting from considering any question other than that on which the poll has been demanded unless the general meeting decides otherwise;

16.11.4
the demand may be withdrawn at any time.

16.12
No objection shall be taken to the admission or rejection of any vote except at the general meeting at which the vote in dispute is cast, or, if it is adjourned, the resumption thereof. The chairman of that general meeting or resumed general meeting shall determine any issue raised by such objection and his determination shall be final and binding.

17    PROXIES

17.1
A proxy form, power of attorney or other authority for a general meeting shall be in writing and signed by or on behalf of the grantor.

17.2
Subject to the provisions of the Act, a proxy form, power of attorney or other authority shall be in such form as is approved or accepted by the directors. A proxy form, power of attorney or other authority shall—S189

17.2.1
be deposited at the transfer office or at an office of the company outside South Africa where a duplicate or branch register is maintained not less than forty-eight hours before the time appointed for the holding of the general meeting, or resumption of an adjourned general meeting at which the person named therein proposes to vote, or at such other place and within such time as the directors may from time to time direct provided that a proxy form, power of attorney or other authority appointing proxies may also be deposited;

17.2.2
in addition to the authority conferred by the Act, except insofar as it provides otherwise, be deemed to confer the power generally to act at the general meeting in question, subject to any specific direction as to the manner of voting;

17.2.3
be valid at every resumption of an adjourned meeting to which it relates, unless the contrary is stated thereon;

17.2.4
not be used at the resumption of an adjourned general meeting if it could not have been used at the general meeting from which it was adjourned for any reason other than that it was not lodged timeously for the meeting from which the adjournment took place;

17.2.5
not be valid after the expiry of six months after the date when it was signed unless it specifically provides otherwise.

6

17.3
A vote cast or act done in accordance with the terms of a proxy form, power of attorney or other authority shall be deemed to be valid notwithstanding—

17.3.1
the previous death, insanity, or any other legal disability of the person appointing the proxy, granting the power of attorney or issuing the authority, or

17.3.2
the revocation of the proxy, power of attorney or other authority, or

17.3.3
the transfer of a share in respect of which the proxy, power of attorney or authority was given,

unless notice as to any of the abovementioned matters shall have been received by the company at the office or by the chairman of the meeting at the place of the general meeting if not held at the office, before the commencement or resumption (if adjourned) of the general meeting at which the vote was cast or the act was done or before the poll on which the vote was cast.

18    DIRECTORS

18.1
Subject to the provisions of the Act, unless otherwise determined by a general meeting, the number of directors shall be not less than four nor more than twenty.

18.2
A general meeting or the directors shall have the power, from time to time, to appoint anyone as a director, either to fill a vacancy in the directors or as an additional director, provided that the total number of directors shall not at any time exceed the maximum number fixed by or in accordance with these articles. The appointment of any director so appointed shall cease at the conclusion of the next annual general meeting unless it is confirmed at that annual general meeting.S210, S211, S212

18.3
The continuing directors may act notwithstanding any vacancy in their number, but if and for so long as their number is reduced below the minimum number of directors required to act as such for the time being, the continuing directors may act only to—

18.3.1
increase the number of directors to the required minimum, or

18.3.2
summon a general meeting for that purpose, provided that if there is no director able or willing to act then any member may convene a general meeting for that purpose.

18.4
Neither a director nor an alternate director shall be obliged to hold any qualification shares.

18.5
The remuneration of the directors for their services as such shall be determined from time to time by a general meeting, save that at the discretion of the directors they may in each year be paid out of the funds of the company a sum not exceeding R3 000 000 to be divided amongst the directors, by way of remuneration. The remuneration payable under this article shall be divided amongst the persons who have held office as directors during the year in respect of which remuneration is to be paid, in such proportions as shall be determined by them or a majority of them.

18.6
The directors shall be paid all their travelling and other expenses properly and necessarily expended by them in and about the business of the company.

18.7
If any director shall be required to perform extra services, or to go on to reside abroad, or shall otherwise be specially occupied about the company's business, he shall be entitled to receive remuneration to be fixed by the directors. Such remuneration may be either an addition to or substitution for his remuneration in terms of 18.5.

18.8
Subject to 18.9 and save as otherwise herein provided, a director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interest in shares or debentures or other securities of or

7

  otherwise in or through the company. A director shall not be counted in the quorum at a meeting in relation to any resolution on~ which he is debarred from voting.

18.9
In the absence of some other material interest that is indicated below a director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely—

18.9.1
the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the company or any of its subsidiaries;

18.9.2
the giving of any security or indemnity to a third party in respect of a debt or obligation of the company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security;

18.9.3
any proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in any underwriting or sub-underwriting thereof;

18.9.4
any proposal concerning any other company in which he is interested directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1% or more of any class of equity share capital of such company (or of any other company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this article to be a material interest in all circumstances);

18.9.5
any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefit scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Commissioner of Inland Revenue for taxation purposes.

18.10
Where proposals are under consideration concerning the appointment (including fixed or varying the terms of appointment) of two or more directors to offices of employment with the company or any company in which the company is interested, such proposals may be divided and considered in relation to each director separately. In such cases each of the directors (if not debarred from voting under the proviso to paragraph 18.9.4 of this article) shall be entitled to vote (and be counted in a quorum) in respect of each resolution except that concerning his own appointment.

18.11
If any question arises at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other director shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

18.12
The company may by ordinary resolution suspend or relax the provisions of articles 18.8, 18.9, 18.10 and 18.11 to any extent or ratify any transaction not duly authorised by reason of a contravention of those articles.

18.13
The directors may delegate any of their powers to committees consisting of such member or members of their body or of a director or directors of a controlled company as they think fit, and may vote any such committee such special remuneration (in addition to the remuneration provided for in 18.5 and/or 18.6) as they may deem fit and proper. Any committee so formed shall conform to any regulations that may from time to time be imposed on it by the directors in the exercise of the powers so delegated.

8

18.14
The meetings and proceedings of any such committee shall be governed by the provisions in the articles for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the last preceding article. Where there are only two members of a committee present and entitled to vote, the chairman shall not have a casting vote.

18.15
All acts done at any meetings of the directors or of a committee of the directors, or by any person acting as a director, shall, be as valid as if every person had been duly appointed and was qualified to be a director notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of the directors or persons acting as aforesaid, or that they or any of them were disqualified.

18.16
Subject to the provisions of the Act a director may be employed by or hold any office of profit under the company in conjunction with the office of director on such terms as to remuneration and otherwise as a disinterested quorum of the directors may arrange.

19    MINUTES

        Whenever any certified extract from or copy of the minutes of any meeting of the company or of the directors is required, it shall be signed by a director and by the secretary, and when so signed, it shall be receivable as evidence of the matters stated therein.

20    ALTERNATE DIRECTORS

20.1
Each director may by written notice to the company—

20.1.1
nominate anyone or more than one person in the alternative (including any of his co-directors) to be his alternate subject to the approval of the other directors of that alternate;

20.1.2
at any time terminate any such appointment.

20.2
The appointment of an alternate director shall terminate—

20.2.1
when the director to whom he is an alternate director—

20.2.1.1
ceases to be a director; or

20.2.1.2
terminates his appointment; or

20.2.2
if the directors withdraw their approval to his appointment.

20.3
An alternate director shall—

20.3.1
only be entitled to attend or act or vote at any meeting of directors if the director to whom he is an alternate is not present, provided that—

20.3.1.1
he may attend a meeting of directors at which the director to whom he is an alternate is present if the other directors agree;

20.3.2
only be entitled to sign a resolution passed otherwise than at a meeting of directors in terms of these articles if the director to whom he is an alternate is then absent from the province in which the office is situate, or is incapacitated;

20.3.3
subject to the aforegoing, generally exercise all the rights of the director to whom he is an alternate in the absence or incapacity of that director;

20.3.4
in all respects be subject to the terms and conditions existing with reference to the appointment, rights and duties and the holding of office of the director to whom he is an alternate, but shall

9

  not have any claim of any nature whatever against the company for any remuneration of any nature whatever.

20.4
Any person attending any meeting of directors as a director in his own right and/or as an alternate for one or more directors shall have one vote in respect of each director whom he represents, including himself if he is a director.

21    POWERS AND DUTIES OF THE DIRECTORS

21.1
Subject to any limitation imposed by the Act or the articles, the management and control of the business of the company shall be vested in the directors who, in addition to and without limitation of the powers expressly conferred upon them by the Act or the articles, may exercise or delegate to any one or more persons all such powers and the doing of all such acts (including the right to sub-delegate), as may be exercised or done by the company and are not in terms of the Act or by these articles expressly directed or required to be exercised or done by a general meeting, subject, nevertheless, to that management and control—

21.1.1
not being inconsistent with; and

21.1.2
being in compliance with,

any resolution passed by a general meeting. No such resolution passed by a general meeting shall invalidate any prior act of the directors or any delegatee.

21.2
The directors—

21.2.1
may take all steps which may be necessary or expedient in order to enable the shares, debentures and other securities of the company to be introduced into and dealt with in any country, dominion, colony or state;

21.2.2
procure the same to be recognised by and specially quoted upon any stock exchange or bourse in any country, dominion, colony or state;

21.2.3
may accept responsibility for and pay and discharge all taxes, duties, fees, expenses or other sums which may be payable in relation to any of the matters aforesaid;

21.2.4
and may subscribe to and comply with the laws and regulations of any such country, dominion, colony or state and with the rules and regulations of any such stock exchange or bourse.

22    BORROWING POWERS

22.1
The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking and property or any part thereof and to issue debentures and other securities. The directors shall restrict the borrowings of the company and exercise all rights exercisable by the company in relation to its subsidiaries so as to secure (as regards controlled companies of the company only insofar as by the exercise of voting and other rights or powers of control exercisable by the company they can procure) that, save with the previous sanction of an ordinary resolution of the company, the aggregate principal amount (including any premium payable on final repayment) outstanding of all monies borrowed by the company and/or any of its subsidiaries for the time being (excluding amounts borrowed by any such company from any other of them) shall not at any time exceed an amount equal to 2,5 times the aggregate of—

22.1.1
the nominal amount of the issued share capital or stated capital of the company for the time being; and

22.1.2
the total of the amounts standing to the credit of the combined capital and revenue reserve accounts of the company and its subsidiaries (including any share premium account, capital

10

  redemption reserve fund and retained surplus after deducting the amount of any debit balance in the income statement but excluding sums set aside for taxation and amounts attributable to outside shareholders in subsidiaries), all as shown in a consolidation of the then latest audited balance sheets of the company and its subsidiaries but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium accounts of the company since the date of its latest audited balance sheet.

22.2
For the purposes of these articles—

22.2.1
monies borrowed for the purpose of repaying the whole or any part of any monies previously borrowed and then outstanding (including any premium payable on final repayment thereof) and intended to be applied for that purpose within three months after such borrowing shall not, pending such application, be taken into account as monies borrowed;

22.2.2
the principal amount (including any premium payable on final repayment) of any loan capital issued for a consideration other than cash shall be taken into account as monies borrowed by the company issuing the same; and

22.2.3
whenever any monies borrowed in any currency other than currency of South Africa are to be taken into account they shall be converted into currency of South Africa at the rate of exchange then current.

22.3
No debt incurred or security given in respect of monies borrowed in excess of the aforesaid limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or the security given that the said limit had been or was thereby exceeded. Nevertheless no lender or other person dealing with the company shall be concerned to see or enquire whether such limit is observed.

22.4
Any debenture, bonds or other securities may be issued at par or at a discount or at a premium, and with any special privileges as to transfer, redemption, surrender and drawings provided that no special privileges as to allotment of shares, attending and voting at general meetings, appointment of directors or otherwise shall be given save with the sanction of the company in general meeting.

23    DISQUALIFICATION OF DIRECTORS

        A director shall cease to hold office as such if he—S213, S218, S219

23.1
is prohibited from being or is removed as or is disqualified from acting as a director of a company in terms of the Act;

23.2
gives notice to the company of his resignation as a director with effect from the date of, or such later date as is provided for in, such notice;

23.3
becomes of unsound mind or is found lunatic; or

23.4
becomes insolvent, or assigns his estate for the benefit of his creditors or suspends payment of his liabilities or files a petition for the liquidation of his affairs, or compounds with his creditors; or

23.5
is requested in writing by all his co-directors to resign.

11

24    PROCEEDINGS OF DIRECTORS

24.1
The directors may—

24.1.1
meet, adjourn and otherwise regulate their meetings as they think fit. Any director shall be entitled to convene or direct the secretary to convene a meeting of the directors;

24.1.2
determine what notice shall be given of their meetings and the means of giving that notice, provided that any such prior determination may be varied, depending on the circumstances and reasons for the directors' meeting in question.

24.2
Unless otherwise determined by the company in general meeting, the quorum necessary for the transaction of the business of the directors shall be four directors for the time being in office. A resolution of directors shall be passed by a majority of the votes of the directors present at the meeting at which it is proposed.

24.3
The directors may elect a chairman and a deputy chairman or deputy chairmen of the directors and determine the period for which each is to hold office. If more than one deputy chairmen is elected, then upon their election, the directors shall, determine the order of their seniority. At any meeting of directors, the chairman of the directors, or if he is not present or willing to act as such, the most senior deputy chairman present and willing to act as such, shall act as chairman. If no chairman or deputy chairman has been elected or is present and willing to act as such, the directors present at any directors' meeting shall choose one of their number to be chairman of the meeting.

24.4
The chairman shall have a casting vote.S236, S242(2)

24.5
A resolution in writing signed by a majority of the directors being not less than a quorum shall be as valid and effectual as if it had been passed at a meeting of directors duly called and constituted and may consist of several documents (whether originals or facsimiles) in like form signed by such majority of directors.

25    EXECUTIVE DIRECTORS

        The directors may appoint from time to time one or more of their body as an executive chairman, chief executive officer or managing director of the company on such terms and conditions as to remuneration and otherwise (but for a maximum period of five years in the case of any one appointment) as may be determined from time to time by a disinterested quorum of the directors.

26    ROTATION OF DIRECTORS

        The directors shall retire from office in the following manner—

26.1
as at the termination of each annual general meeting of the company one-third of the directors (excluding an executive chairman, chief executive officer, managing director and any director referred to in 26.3) or, if their number is not three or a multiple thereof, then the number nearest to but not less than one-third of the directors shall retire from office;

26.2
the directors who retire in terms of 26.1 shall be those who have been longest in office since their last election, provided that—

26.2.1
if more than one of them were elected directors on the same day, those to retire shall be determined by lot unless those directors agree otherwise between themselves;

26.2.2
if at any general meeting any director will have held office for three years since his last election, he shall also retire at such annual general meeting;

12

26.3
any director appointed as such after the conclusion of the company's preceding annual general meeting shall retire from office at the conclusion of the annual general meeting held immediately after his appointment;

26.4
a retiring director shall be eligible for re-election, and, if re-elected, shall be deemed not to have vacated his office;

26.5
no person other than a retiring director shall be eligible for election as a director at any annual general meeting unless the directors recommend otherwise, or unless not less than six nor more than twenty-one days before the date appointed for the annual general meeting a member who is entitled to attend and vote at such annual general meeting shall have lodged written notice proposing such person as a director, together with the consent of that person to be elected as a director.

27    LOCAL COMMITTEES

27.1
Without prejudice to the general powers conferred by the articles the directors shall have the power to—

27.1.1
appoint persons resident in Africa to be a local committee of the company, and at their discretion to remove or suspend such persons;

27.1.2
fix and vary their remuneration;

27.1.3
appoint and remove agents to represent the company for the issue, subdivision and transmission of shares subject to the provisions of these articles, and (subject to these articles) for such other purposes as the directors may determine;

27.1.4
give the members of any such committee or any such agents power to appoint alternate committee-persons or substituted agents, but subject to the approval of the remaining members of the local committee and of the directors;

27.1.5
remove such alternates and substitutes;

27.1.6
appoint others as co-committee-persons or joint agents or themselves again to act.

27.2
Any director may act on a local committee and may take part in the proceedings of such committee and have the same rights and privileges as any member of the committee.

27.3
No local committee-person or his alternate shall be obliged to hold any qualification shares.

27.4
The directors may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the articles) and for such period and subject to such conditions as the directors may from time to time think fit, and if the directors think fit any such appointment may be made in favour of or in favour of any company, or of the members, directors, nominees or managers of any company or firm, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the directors. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorneys as the directors may think fit.

28    DIVIDENDS

28.1
A general meeting or the directors may declare dividends to any one or more classes of members from time to time—

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28.1.1
registered as such at a date which shall be not less than fourteen days after the date of publication of the announcement of the declaration of the dividend on the basis that the register of members may not be closed between the date of the publication of such announcement and the record date for the payment of the dividend; and

28.1.2
any dividend declared may be paid either wholly or in part by the distribution of such specific assets in such manner as the directors may determine;

provided that no greater dividend shall be declared by a general meeting than is recommended by the directors.

28.2
The company may transmit any dividend or other amount payable in respect of a share by electronic bank transfer or ordinary post to the address of the holder thereof recorded in the register or such other address as the holder thereof may previously have given to the company in writing. The company shall not be responsible for any loss in transmission.

28.3
Any dividend payable on or in respect of a share—

28.3.1
which is unclaimed, may be retained by the company and may be invested or used as the directors may deem fit for the benefit of the company until claimed by the member concerned;

28.3.2
which is retained and unclaimed for twelve years,

after the payment date of the dividend in question, shall be forfeited and revert to the company and may be dealt with by the directors as they deem fit;

28.3.3
shall not bear interest against the company,

and for the purpose of facilitating its winding up or deregistration, or the reduction of its share capital, any share premium account or capital redemption reserve fund, the company shall be entitled by special resolution to delegate to any bank, registered as such in accordance with the laws of the Republic, the liability for payment of any such dividend, payment of which has not been forfeited in terms of the aforegoing.

29    RESERVES

29.1
The directors may—

29.1.1
set aside and carry to a reserve account any part of the profits of the company which may at their discretion be applied for any purpose for which the profits of the company may properly be applied in such manner as the directors deem fit;

29.1.2
divide any such reserve account into such special accounts as they deem fit and consolidate such special accounts (or any part thereof) into one or more accounts.

29.2
At the discretion of the directors any reserve fund shall be available for—

29.2.1
the equalisation of dividends;

29.2.2
making provisions for exceptional losses, expenses or contingencies;

29.2.3
the extension or development of the company's business;

29.2.4
writing down the value of any of the assets of the company;

29.2.5
repairing, improving and maintaining any buildings, plant, machinery or works connected with the business of the company;

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29.2.6
covering the loss in wear and tear or other depreciation in value of any property of the company;

29.2.7
any of the objects of the company as defined by the company's memorandum of association;

29.2.8
any other purpose to which the profits of the company may be properly applied.

29.3
The directors may at any time divide among the members by way of bonus or special dividends any part of the reserve funds which they in their discretion may determine not to be required for the purposes aforesaid.

30    CAPITALISATION

        The company in general meeting may at any time and from time to time pass a resolution that—S221

30.1
it is expedient to capitalise any sum or sums—

30.1.1
forming part of the undivided profits in the hands of the company;

30.1.2
carried to reserve as a result of a sale or revaluation of the assets of the company or any part thereof;

30.1.3
received by way of premium on the issue of any shares or debentures of the company;

30.1.4
any such sum or sums be set free for distribution and be appropriated to and amongst the holders of ordinary shares either with or without deduction for income tax rateably according to their shareholding in such manner as the resolution may direct, provided that no such distribution shall be made unless recommended by the directors.

30.2
In accordance with such resolution the directors shall apply such sum or sums in paying up shares or debentures of the company and appropriate such shares or debentures to or distribute the same amongst the holders of such shares rateably otherwise deal with such sum or sums as directed by such resolution.

30.3
Where any difficulty arises in respect of such distribution, the directors may settle the same as they think expedient.

30.4
In particular they may fix the value for distribution of any shares or debentures, make cash payments to any holders of shares on the basis of the value so fixed in order to adjust rights, and vest any shares or assets in trustees upon such trusts for the persons entitled in the appropriation or distribution as may seem just and expedient to the directors.

31    WINDING UP

        If the company is wound up whether voluntarily or compulsorily—S342

31.1
the assets remaining after payment of the liabilities of the company and the costs of winding up shall be distributed amongst the members in proportion to the numbers of shares respectively held by them, subject to the rights of any members to whom shares have been issued on special conditions and subject to the company's right to apply set-off against the liability, if any, of members for unpaid capital or premium;

31.2
the liquidator, with the authority of a special resolution, may divide amongst the members in specie or kind the whole or any part of the assets whether or not those assets consist of property of one kind or different kinds.

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32    INDEMNITY

        Every director, manager, secretary and other officer or servant of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses which any such officer or servant may incur or become liable to by reason of any contract entered into or act or deed done by him as such officer or servant, or in any way in the discharge of his duties including travelling expenses.S247, S248

33    NOTICES

33.1
Subject to the provisions of these articles, a notice shall be in writing and shall be given or served by the company on any member or director, as the case may be, either by delivery or by sending it through the post, properly addressed, to a member at his address shown in the register of members and any such notice to members shall simultaneously be given to the secretary or other suitable official of any recognised stock exchange on which the shares of the company are listed for the time being, in accordance with the requirements of that stock exchange.

33.2
A member may by notice require the company to record an address within the Republic which shall be deemed to be his address for the purpose of the service of notices.

33.3
Every such notice shall be deemed, until the contrary is proved, to have been received-

33.3.1
if it is delivered, on the date on which it is so delivered;

33.3.2
if it is sent by post on the day on which it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and duly posted.

33.4
The accidental omission to give notice of a general meeting or of a meeting of directors to or the non-receipt of, or delay in transmission through the post of, any such notice by or to any member or director, as the case may be, shall not invalidate any resolution passed at any such meeting.

34    PURCHASE OF ASSETS OR BUSINESS WITH RETROSPECTIVE EFFECT

        Should the company purchase—

34.1
any asset or business with retrospective effect (whether or not the effective date precedes the date of incorporation of the company) on terms that the company shall be entitled to the profits and/or shall bear the losses in respect of that asset or business from the effective date;

34.2
any share or security, with the right to receive dividends or interest, accrued in respect of any period prior to such purchase,

the company shall not be obliged to capitalise any such profits, losses, dividends or interest, and the directors may in their discretion treat the whole or any part thereof for all purposes as revenue profits or revenue losses of the company.

35    BRANCH REGISTER

        The company shall be entitled to cause a branch share register to kept in any foreign country and to close any such branch share register. The directors may make such provisions as they may think fit in respect of such branch share register.S107, S108(2)

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36    RESOLUTIONS PASSED BY SUBSIDIARY COMPANIES

        Copies of all special resolutions and resolutions passed at general meetings (excluding annual general meetings) of the company's subsidiaries since the date of the directors' report attached to the previous annual financial statements of the company, shall be made available for inspection at the company's registered office.

37    COPIES OF ANNUAL FINANCIAL STATEMENTS AND REPORTS TO BE SENT TO MEMBERS AND STOCK EXCHANGE

        The directors shall cause the required number of copies of the financial statements of the company and if the company has subsidiaries, of the group financial statements of the company and its subsidiaries, together with the reports of the auditors, all as required to be laid before a general meeting, to be sent to members at least twenty-one days before the general meeting at which they are to be considered, and also to any recognised stock exchange on which any shares of the company are for the time being listed, in accordance with the requirements of that stock exchange.

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  Exhibit 1.1
SAPPI LIMITED ARTICLES OF ASSOCIATlON